SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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26555 Northwestern Highway, Southfield, MI 48034

April 15, 2002

Dear Shareholders:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Federal-Mogul Corporation. The meeting will be held at the Company’s headquarters, 26555 Northwestern Highway, Southfield, Michigan on Wednesday, May 15, 2002, beginning at 10:00 a.m. Shareholders are invited to join me for a continental breakfast, which will be held at our headquarters at 9:00 a.m. preceding the meeting.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. We encourage you to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Included with the Proxy Statement is a copy of the Company’s Annual Report to Shareholders. It includes information on the Company’s operations and products, as well as the Company’s audited financial statements.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. You may vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy card in the reply envelope. Representation of your shares at the meeting is very important. Whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend the meeting and wish to change your vote, you may do so by revoking your proxy and voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Frank E. Macher Chairman of the Board and Chief Executive Officer

26555 Northwestern Highway, Southfield, MI 48034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 15, 2002

The Annual Meeting of Shareholders of Federal-Mogul Corporation will be held on Wednesday, May 15, 2002 at 10:00 a.m. at the Company’s headquarters, located at 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road), Southfield, Michigan, for the following purposes:

1.	To elect the eight directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for 2002; and

3.	To transact such other business that may properly come before the meeting.

The Board of Directors has established March 28, 2002 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to vote at the meeting.

You may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. Please see the accompanying instructions for more details on electronic or telephonic voting. Any shareholder who attends the meeting may vote in person, even though he or she has already returned a proxy card.

By Order of the Board of Directors,
David M. Sherbin Vice President, Deputy General Counsel and Secretary

26555 Northwestern Highway, Southfield, MI 48034

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders to be held on Wednesday, May 15, 2002 beginning at 10:00 a.m. at the Company’s headquarters, 26555 Northwestern Highway, Southfield, Michigan and any postponements or adjournments thereof. This Proxy Statement and the enclosed Proxy Card are first being mailed to shareholders on or about April 15, 2002.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will elect eight directors to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified, ratify the appointment of Ernst & Young LLP, as independent accountants for 2002 and act upon anything else that properly comes before the meeting. In addition, after the meeting, management will report on the Company’s performance during 2001, discuss plans and proposals for 2002 and respond to questions from shareholders.

Who may vote at the meeting?

The Board has set March 28, 2002 as the record date for the meeting. All shareholders who owned Federal-Mogul common stock or Series C ESOP Convertible Preferred Stock (“Series C Stock”) at the close of business on March 28, 2002 may attend and vote at the meeting. On March 28, 2002, 82,383,257 shares of common stock and 439,937 shares of Series C Stock were outstanding. Each share of common stock is entitled to one vote, and each share of Series C Stock is entitled to two votes. Accordingly, there will be 83,263,131 votes eligible to be cast on each matter to be voted upon at the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock and the Series C Stock on the record date will constitute a quorum, which must be present in order to hold the meeting and conduct business. The presence of the holders of common stock and Series C Stock representing at least 41,631,566 votes will be required to establish a quorum.

Your shares are counted as present at the meeting if you are present and vote in person at the meeting or have submitted a proxy card or voted by the Internet or by telephone.

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum. Proxies relating to street name shares that are voted by brokers on some but not all of the matters to be considered at the meeting will be treated as present for the purpose of determining a quorum, but will not be entitled to vote on any matter as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner (broker non-votes). In tabulating the votes, abstentions and broker non-votes will be treated as votes not cast and will not have any effect on the results of the voting on the matters stated in this Proxy Statement. Comerica Bank, as trustee for the Series C Stock, will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors, and the nominees receiving the highest number of votes cast for the number of positions to be filled will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purpose of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each nominee and “FOR” the other proposals.

Other Proposals. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How may I vote my shares in person at the meeting?

Shares held directly in your name may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you will need to obtain a legal proxy form from the institution that holds your shares in order to attend and vote at the meeting.

How can I vote my shares without attending the meeting?

If the shares are held directly in your name, you may vote by mail, by telephone or over the Internet, by following the instructions included with your proxy card.

If your shares are held in “street name”, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or over the Internet.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date, or voting by telephone or using the Internet as indicated in the instructions included in your proxy card (your latest telephone or Internet proxy is counted). If you vote in person at the meeting, your proxy will be revoked. Attending the meeting will not revoke your proxy unless you specifically request it.

What are the Board’s voting recommendations?

Federal-Mogul’s Board of Directors recommends that you vote “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for 2002.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2002.

PROPOSAL I.

ELECTION OF DIRECTORS

The current term for office of all of the Company’s eight directors expires at the 2002 Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

JOHN J. FANNON
Director since 1986
Age 68

Mr. Fannon retired as Vice Chairman of Simpson Paper Company in 1998, a privately held global forest products company, a position he had held since 1993. Mr. Fannon is currently a business consultant. From 1980 until 1993, Mr. Fannon served as President of Simpson Paper. He is also a director of Simpson Paper and Seton Medical Center.

PAUL S. LEWIS
Director since 1998
Age 65

Mr. Lewis served as Chairman of Terranova Foods plc, a European based supplier of convenience and frozen foods, from October 1998 until June 1999, when the Company was acquired by Uniq plc. He joined Tate & Lyle plc, a multi-national processor of sugar and starch products, as Group Finance Director in 1988 and served as its Deputy Chairman from 1993 until 1998. He is a former non-executive director of T&N plc and is a non-executive director of Dairy Crest Group plc.

FRANK E. MACHER
Director since 2001
Age 61

Mr. Macher has served as Chairman of the Board and Chief Executive Officer of the Company since October 2001 and has served as Chief Executive Officer of the Company since January 2001. Prior thereto, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a global automotive parts supplier, from July 1997 until January 1999. Previously, he served as the Vice President and General Manager of the Automotive Components Division of the Ford Motor Company. Mr. Macher is also a director of Decoma International and Tenneco Automotive Inc. and is a trustee of Kettering University.

CHARLES G. McCLURE
Director since 2001
Age 48

Mr. McClure has served as Director, President and Chief Operating Officer of the Company since January 2001. He served as President, Chief Executive Officer and a director of Detroit Diesel Corporation, a manufacturer of diesel engine products, from August 1997 until December 2000. He served as President—the Americas, at Johnson Controls, Inc., a global automotive parts supplier, from May 1997 through August 1997 and served as the Vice President and General Manager of the Americas Division from June 1995 through May 1997. Mr. McClure is also a director of R.L. Polk & Co.

ROBERT S. MILLER, JR.
Director since 1993
Age 60

Mr. Miller has served as the Chairman of the Board and Chief Executive Officer of Bethlehem Steel Corporation, a global steel manufacturer, since September 2001. He served as Chairman of the Board of the Company from September 2000 until October 2001 and was Chief Executive Officer and President from September 2000 until January 2001. He served as special advisor to Aetna, Inc., a health insurer, from February 2000 until September 2000. Mr. Miller served as President and a director of Reliance Group Holdings, Inc., a property and casualty insurance company from November 1999 until February 2000. He served as President and Chief Executive Officer of Waste Management, Inc., a waste transporter, from August 1999 until November 1999 and as non-executive Chairman of the Board of Waste Management from July 1998 until May 1999. Mr. Miller is also a director of Bethlehem Steel Corporation, Pope & Talbot, Inc., Symantec Corp., and Waste Management, Inc.

JOHN C. POPE
Director since 1987
Age 53

Mr. Pope has served as Chairman of PFI Group, a private investment firm, since 1999. He served as Chairman of the Board of MotivePower Industries, Inc., a manufacturer and remanufacturer of locomotives and locomotive components from January 1996 to November 1999. Mr. Pope is also a director of Air Canada Corporation, Dollar Thrifty Automotive Group, Inc., Kraft Foods, Inc., Per-Se Technologies, Inc., Wallace Computer Services, Inc., and Waste Management, Inc.

JANE L. WARNER
Director since 2002
Age 55

Ms. Warner has served as President of the Global Manufacturing Industry Group at Electronic Data Systems Corporation (EDS), an information technology services company, since 2002. Ms. Warner joined EDS in 2000 as Managing Director of the Global Automotive Sector. She served as President, Kautex Textron North America, an automotive supplier, from 1998-1999 and as Executive Vice President of Textron Automotive Company, a global automotive supplier, from 1994-1999. Ms. Warner is also a director of MeadWestvaco Corporation and is a trustee of Kettering University.

SIR GEOFFREY H. WHALEN C.B.E.
Director since 1998
Age 66

Sir Geoffrey retired in 1995 as Managing Director and Deputy Chairman of Peugeot Motor Company, plc, an automotive manufacturer, positions he had held since 1984 and 1990, respectively. He also served as President of the Society of Motor Manufacturers & Traders, the trade association representing vehicle and component makers in the United Kingdom, from 1988-1990 and 1993-1994. Sir Geoffrey is also a director of Peugeot Motor Company plc, Coventry Building Society, Camden Motors Ltd. and Novar plc.

The Board of Directors recommends a vote “FOR” each of the nominees.

Board Committees

Board Member	Audit	Compensation	Governance and Nominating	Pension

John J. Fannon		✓*	✓	✓

Paul S. Lewis	✓	✓	✓

Frank E. Macher

Charles G. McClure

Robert S. Miller, Jr.		✓	✓	✓*

John C. Pope	✓*	✓	✓

Jane L. Warner	✓		✓

Geoffrey H. Whalen	✓	✓	✓*	✓

*  Committee Chairman

During 2001, there were fourteen meetings of the Board of Directors. Each of the directors attended 75% or more of the meetings of the Board and the standing committees on which they serve. Directors who are executive officers of the Company may attend all committee meetings, but do not have voting rights with respect to matters raised at such meetings.

The Board of Directors has four committees, the duties of which are described below:

Audit Committee.    The Audit Committee met six times in 2001. The Committee is responsible for reviewing the Company’s accounting and financial reporting practices and provides a channel of communication between the Board of Directors and the Company’s independent accountants. This Committee reviews the scope and content of the independent accountants’ audits, management letters and fees and the annual plans and work product of the internal auditing staff. All members of the Audit Committee are independent under the New York Stock Exchange listing standards. A more complete description of the function of the Audit Committee is contained below under the heading Report of the Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Appendix A.

Compensation Committee.    The Compensation Committee met seven times in 2001. The Committee is charged with reviewing the Company’s general compensation strategy, determining compensation for the Company’s executive officers and making recommendations to the Board of Directors concerning compensation for the Chief Executive Officer. It also reviews and makes recommendations regarding the Company’s incentive plans and certain other compensation plans, and it exercises the authority of the Board of Directors relating to the Company’s employee benefit plans.

Governance and Nominating Committee.    The Governance and Nominating Committee met once in 2001. The Committee makes recommendations on the membership and compensation of the Board of Directors and its committees, and it assures that a regular evaluation is conducted of the performance, qualifications and integrity of both the Board of Directors and the executive officers of the Company.

Pension Committee.    The Pension Committee met once in 2001. The Committee conducts meetings with and reviews the performance of investment managers, trustees, plan administrators and the Company’s Retirement Programs Committee. It also recommends pension funding levels to the Board of Directors after consultation with the Company’s Retirement Programs Committee, investment managers and other consultants retained by the Committee.

Compensation of Directors

Non-employee directors receive a retainer of $8,750 for each calendar quarter. In addition, they are paid $1,500 for each meeting of the Board of Directors they attend and $1,000 for each Committee meeting they attend. The Chairmen of the Governance and Nominating Committee and the Pension Committee receive an additional annual retainer of $5,000. The Chairman of the Compensation Committee receives an additional annual retainer of $10,000, and the Chairman of the Audit Committee receives an additional annual retention of $20,000. For the five year period that began on January 1, 1996, the Company credited to each non-employee director a lump sum deposit of $25,000 into a Directors’ Deferred Compensation Plan, representing an annual increase in the director’s retainer fee of $5,000 per year over the succeeding five-year period. The amount is valued as though invested in the Company’s common stock and vested over five years in one-fifth increments for each year of service beginning on January 1, 1996. Mr. Lewis and Sir Geoffrey joined the Board of Directors in 1998 and received a lump sum deposit of $15,000 into their Director’s Deferred Compensation Plan account, which vested over three years in one-third increments.

Under the Company’s Non-Employee Director Stock Award Plan, upon joining the Board, directors receive a one-time grant of 1,000 shares of common stock, subject to transfer restrictions lapsing in equal increments over five years. Each non-employee director also receives an annual grant of non-qualified stock options to purchase the Company’s common stock at an exercise price set at the fair market value of the Company’s common stock on the date of grant. The stock options vest 100% after six months and expire ten years after the date of grant. However, as a result of the Company’s filing for reorganization under Chapter 11 of the United Sates Bankruptcy Code in October 2001, the Board determined that no stock options would be granted to non–employee directors in 2001.

Directors’ Deferred Compensation: Under the Company’s Directors’ Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash compensation. Deferred amounts are hypothetically invested in either an interest bearing account, an account whose value is tied to the Company’s common stock or an account whose value is tied to the Company’s publicly traded debt, or a combination of the three. Amounts deferred in the interest bearing account earn interest at an annual rate equal to the rate on ten-year Treasury Notes, plus 1%. Amounts deferred in the common stock account or bond account are credited in the form of units of the Company’s common stock or bonds based on the fair market value on the date of the deferral. The Units credited to all non-employee directors’ deferred common stock accounts are included in the Share Ownership Table on page 21. At each director’s election, upon retirement or resignation from the Board, the balance in the Directors’ Deferred Compensation Account will be distributed in a lump sum or in annual or monthly installments over a period not to exceed ten years. At the current time, no directors have elected to defer any portion of their cash compensation.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows, for the last three years, the Compensation paid to the individuals who served as Chief Executive Officer of the Company and the four next most highly compensated executive officers. These six individuals are referred to as the “Named Executive Officers” throughout this Proxy Statement.

Summary Compensation Table

					Long-Term Compensation
Name and Principal Position	Annual Compensation				Awards			Payouts
	Year	Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (No.)	LTIP Payouts ($) (5)	All Other Compensation ($) (6)

Robert S. Miller, Jr.(1) Former Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	122,837 71,808 —	— 315,000 —		— — —		— 101,500 6,000	— — —	— — —

Frank E. Macher(2) Chairman of the Board and Chief Executive Officer	2001 2000 1999	950,474 — —	2,250,000 — —	(3)	— — —		150,000 — —	— — —	14,100 — —

Charles G. McClure(2) President and Chief Operating Officer	2001 2000 1999	807,904 — —	1,850,000 — —	(3)	— — —		125,000 — —	— — —	14,100 — —

Wilhelm A. Schmelzer Executive Vice President—Bearings	2001 2000 1999	490,379 450,024 400,008	790,000 13,332 406,674	(3)	— — —		— 58,000 70,000	— — 160,301	14,100 2,668,214 11,800

G. Michael Lynch(2) Executive Vice President and Chief Financial Officer	2001 2000 1999	490,379 250,568 —	790,000 251,000 —	(3)	— 20,000 —	(4)	— 132,000 —	— — —	14,100 109,750 —

James J. Zamoyski Senior Vice President and General Counsel	2001 2000 1999	343,263 320,000 300,000	592,100 150,602 210,301	(3)	— — —		— 33,000 35,000	— — 72,394	14,100 67,420 11,800

(1)
Mr. Miller was appointed as Chairman of the Board, Chief Executive Officer and President in September 2000 and served as Chief Executive Officer and President until January 9, 2001 and as Chairman of the Board until September 30, 2001.

(2)	Messrs. Macher and McClure joined the Company on January 10, 2001. Mr. Macher was named Chairman of the Board on October 1, 2001. Mr. Lynch joined the Company on June 8, 2000.
(3)
Mr. Macher received (i) a $1,000,000 bonus; (ii) a $500,000 signing bonus, and (iii) a special bonus of $750,000, all in accordance with his employment agreement. Mr. McClure received (i) a $850,000 bonus; (ii) a $375,000 signing bonus and (iii) a $625,000 special bonus, all in accordance with his employment agreement. Messrs. Schmelzer and Lynch each received (i) a $290,000 bonus, and (ii) a $500,000 retention bonus. Mr. Zamoyski received (i) a $192,100 bonus, and (ii) a $400,000 retention bonus.

(4)	Aggregate restricted stock holdings at December 31, 2001 and the market value of $15,800 for such holdings on that date, are based on a closing price of $0.79 per share on that date.
(5)
LTIP payments were made under a three-year performance unit program. The Plan was terminated in 1998. These were final payments under the Plan based on the price of the Company’s stock on December 31, 1999.

(6)
Includes contributions in 2001 of $14,100 to the Salaried Employees’ Investment Program (“SEIP”) and Match Reinstatement Plan. Mr. Schmelzer’s 2000 compensation consists of (i) the purchase of an annuity on a tax neutral basis for $2,564,067 to partially discharge the Company’s pension obligation under the Supplemental Key Executive Pension Plan; (ii) $92,547 in deferred compensation and (iii) $11,600 as a contribution to the SEIP. Mr. Lynch’s 2001 compensation consists of (i) a $100,000 bonus upon commencement of his employment, and (ii) $9,750 as a contribution to the SEIP. Mr. Zamoyski’s 2001 compensation consists of (i) $55,820 in deferred compensation, and (ii) $11,600 as a contribution to the SEIP. Messrs. Schmelzer and Zamoyski received $11,800 in 1999 as contributions to the SEIP.

The following table provides additional information concerning the non-qualified stock option awards granted to Messrs. Macher and McClure in 2001. No stock options were granted to the other Named Executive Officers in 2001. Each option was awarded with an exercise price equal to the average of the high and low market price of the Company’s common stock on the date of grant. The stock options vest in three equal annual installments. All stock options expire five years after the date of grant, three years after the date of retirement or 90 days after termination of employment. All options granted by the Company vest immediately upon a change in control. The Company did not grant any stock appreciation rights in 2001. The potential realizable values shown are hypothetical and depend on the future performance of the Company’s common stock.

Option/SAR Grants in 2001

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Option/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Frank E. Macher	150,000	43.4	3.59	1/10/06	148,933	329,103

Charles G. McClure	125,000	36.1	3.59	1/10/06	124,111	274,253

In 2001, the Company granted options to purchase 346,000 shares of the Company’s common stock to a total of seven employees throughout the world.

The following table shows, for the Named Executive Officers, the amount and values of unexercised stock options as of December 31, 2001. No stock appreciation rights are outstanding, and no stock options were exercised by the Named Executive Officers in 2001.

Aggregated Option/SAR Exercises in 2001
and Year End Option/SAR Values

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable

Robert S. Miller, Jr.	0/107,500	0/2,062

Frank E. Macher	0/150,000	0/0

Charles G. McClure	0/125,000	0/0

Wilhelm A. Schmelzer	101,576/93,000	0/0

G. Michael Lynch	0/132,000	0/0

James J. Zamoyski	59,906/50,500	0/0

Retirement Plans

Under the Company’s Personal Retirement Account Plan (PRA), benefits are payable upon retirement to salaried employees in the form of a lump-sum or annuity, at the employee’s election. The PRA is a defined benefit pension plan. Accrued pension benefits for participants are expressed as an account balance. Annual credits as of January 1, 2002 are 1.5, 2.0, 2.5, 3.25, 4.25, 5.5, 7.0, 8.0 or 9.0% of earnings that are made to participants’ accounts based on the employee’s age. Earnings are defined as an employee’s base pay plus overtime, commissions, incentive compensation, bonuses and other variable compensation up to a maximum permitted by law of $170,000 in 2001. Benefits vest based on a graded five-year schedule.

Estimated annual retirement benefits that may be provided by the PRA to the Named Executive Officers eligible to participate in the PRA upon retirement at age 65, which is the normal retirement age for officers, assuming conversion of the combined account balances into a single monthly life annuity, are as follows: Mr. Macher—$12,735; Mr. McClure—$61,982; Mr. Schmelzer—$50,780; Mr. Lynch—$20,545; and Mr. Zamoyski—$65,415.

In addition, the Company maintains two non-tax qualified pension plans, the purpose of which is to provide a pension benefit for a limited number of executives that is competitive with pension benefits provided to executives at peer group companies.

The Supplemental Executive Retirement Program (SERP) is a non-tax qualified pension plan applies the PRA formula described above to annual income in excess of the statutory compensation limit discussed above. Messrs. Macher and McClure are the only Named Executive Officers who participate in the SERP. The estimated annual retirement benefits that may be provided by the SERP upon retirement at age 65, which is the normal retirement age for officers, assuming conversion of the combined account balances into a single monthly life annuity, are as follows: Mr. Macher—$54,252; Mr. McClure—$217,556;

The Supplemental Key Executive Pension Plan (SKEPP) is a non-tax qualified pension plan that targets a pension benefit equal to 50% of an executive’s average compensation for the highest consecutive three year period of the last five years before retirement. An executive must receive a minimum of five years of credit to receive any benefit under the SKEPP. A maximum benefit is available upon receiving 20 years of service and attainment of at least age 62 upon retirement. Reduced benefits will be paid to executives who have not attained the maximum levels. The target benefits are calculated taking into account benefits paid under the Company’s PRA and certain predecessor plans.

The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of service under the SKEPP, taking into account the PRA. Generally, annual compensation used for the pension formula purposes includes salary and annual incentive compensation, as reported in the Summary Compensation Table.

	Years of Service (Estimated Annual Retirement Benefits For Years of Service Shown Below)

Average Pay During Final Three Years Before Retirement	10	15	20

$ 400,000	$100,000	$150,000	$ 200,000

600,000	150,000	225,000	300,000

800,000	200,000	300,000	400,000

1,000,000	250,000	375,000	500,000

1,200,000	300,000	450,000	600,000

1,400,000	350,000	525,000	700,000

1,600,000	400,000	600,000	800,000

1,800,000	450,000	675,000	900,000

2,000,000	500,000	750,000	1,000,000

2,200,000	550,000	825,000	1,100,000

2,400,000	600,000	900,000	1,200,000

The Named Executive Officers who are eligible to participate in the SKEPP have the following years of credited pension service as of December 31, 2001: Mr. Lynch — 4 years (including 3 years of service credited from his prior employer); Messrs. Schmelzer and Zamoyski have each attained the maximum of 20 years of service.

Employment Agreements

Frank E. Macher. Mr. Macher serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement entered into on January 10, 2001, as amended on January 31, 2001. The agreement, which has a two year term, provides for Mr. Macher’s employment as Chief Executive Officer for a period of 18 months, or such earlier date as may be agreed to by the Board (the “Transition Date”). After the Transition Date, Mr. Macher will serve as Chairman of the Board.

Under the agreement, Mr. Macher currently receives an annual base salary of $1,000,000, and for the 2001 fiscal year he received a guaranteed bonus of $1,000,000 (the “Guaranteed Annual Bonus”), a signing bonus of $500,000 and a special bonus of $750,000. Mr. Macher’s performance unit target for the 2001 fiscal year was $750,000 with a maximum incentive bonus opportunity of $1,500,000 based on the Company’s EBITDA target for 2001. No portion of this target was paid to Mr. Macher in 2001.

In connection with the employment agreement, Mr. Macher was granted five year non-qualified stock options to purchase 150,000 shares of common stock, becoming exercisable in three equal annual installments, and are exercisable in full if Mr. Macher’s employment is terminated by reason of death or disability, by the Company “Without Cause” (as defined in the employment agreement) or by Mr. Macher for “Good Reason” (as defined in the employment agreement). If Mr. Macher breaches certain non-competition covenants, any options then outstanding (and any option gain previously realized) will be forfeited.

Mr. Macher participates in the Company’s Personal Retirement Account (PRA) and Supplemental Executive Retirement Program (SERP). He became fully vested in the SERP upon the commencement of his employment. If he forfeits any amounts under the PRA as a result of the termination of his employment with the Company, he will receive an equivalent amount under the terms of the SERP.

If the employment agreement is terminated by Mr. Macher for “Good Reason” or by the Company “Without Cause”, Mr. Macher will receive (i) a lump-sum cash payment equal to two times the total of his annual base salary and Guaranteed Annual Bonus, (ii) accrued base salary and accrued annual bonus (based on the Guaranteed Annual Bonus) through the date of termination, (iii) the employee benefits to which he is entitled upon termination of employment, and (iv) continued health and welfare benefits for 24 months.

The employment agreement contains non-competition and non-solicitation covenants that survive during the longer of (i) one year after the termination of employment or (ii) the period for which Mr. Macher is entitled to payments under the agreement, but terminate upon the termination of Mr. Macher’s employment by the Company “Without Cause” or by Mr. Macher for “Good Reason”.

Charles G. McClure. Mr. McClure serves as President and Chief Operating Officer and a director of the Company pursuant to an employment agreement entered into on January 10, 2001, as amended on January 31, 2001. The agreement has a two year term, and provides that Mr. McClure will serve as President and Chief Operating Officer for 18 months or until he is elected by the Board as Chief Executive Officer, if earlier (the “Transition Date”). After the Transition Date until the expiration of the two-year term of the agreement, Mr. McClure will serve as Chief Executive Officer.

Under the employment agreement, Mr. McClure currently receives an annual base salary of $850,000, and for the 2001 fiscal year, he received a guaranteed bonus of $850,000 (the “Guaranteed Annual Bonus”), a signing bonus of $375,000 and a special bonus of $625,000. Mr. McClure’s performance unit target for the 2001 fiscal year was $625,000 with a maximum potential incentive bonus opportunity of $1,250,000 based on the Company’s EBITDA target for 2001. No portion of this target was paid to Mr. McClure in 2001.

In connection with the employment agreement, Mr. McClure was granted five year stock options to purchase 125,000 shares of common stock, becoming exercisable in three equal annual installments, and are exercisable in full if Mr. McClure’s employment is terminated by reason of death or disability, by the Company “Without Cause” or by Mr. McClure for “Good Reason”. If Mr. McClure breaches certain non-competition covenants, any options then outstanding (and any option gain previously realized) will be forfeited.

Mr. McClure participates in the Company’s PRA and SERP. Upon the commencement of his employment, he became fully vested in the SERP. If he forfeits any amounts under the PRA as a result of the termination of his employment with the Company, he will receive an equivalent amount under the terms of the SERP.

If the Company terminates Mr. McClure’s employment “Without Cause” or Mr. McClure terminates for “Good Reason”, Mr. McClure will receive (i) a lump-sum cash payment equal to two times the total of his annual base salary and his Guaranteed Annual Bonus, (ii) accrued base salary and accrued annual bonus (based on the Guaranteed Annual Bonus) through the date of termination, (iii) the employee benefits to which he is entitled upon termination of employment and (iv) continued health and welfare benefits for 24 months.

Mr. McClure’s agreement contains non-competition and non-solicitation covenants that survive during the longer of (i) one year after the termination of employment or (ii) the period for which he is entitled to payments under the employment agreement, but terminate upon the termination of Mr. McClure’s employment by the Company “Without Cause” or by Mr. McClure for “Good Reason”.

Change in Control Agreements

The Company has entered into Change of Control Agreements with each of the Named Executive Officers (other than Mr. Miller), which provide that, if following a change of control, the Named Executive Officer is terminated “Without Cause” or terminates the agreement for “Good Reason”, he will receive the following benefits: (i) a lump-sum amount equal to three times his base salary and three times his highest annual bonus in the last three years, (ii) the excess of the actuarial equivalent of the benefit he would receive under the PRA and the SERP if his employment continued for three years after the date of termination (assuming full vesting) over the actuarial equivalent of any amount paid or payable as of the date of termination, (iii) the continuation of benefits under the employee benefit plans, programs, practices and policies of the Company for three years, and (iv) outplacement services.

Compensation Committee Report on Executive Compensation

In accordance with rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Role of Compensation Committee. The Compensation Committee is comprised of five non-employee directors of the Company. Together with an outside executive compensation consultant, the

Committee determines the appropriate framework for and levels of executive compensation, and it monitors the implementation of the Company’s compensation programs with the following objectives in mind:

•	Linking senior managers’ goals with the interests of shareholders;

•	Attracting, retaining and motivating talented management personnel; and

•	Tying executive compensation to increasing the value of the business enterprise over the short and long-term.

The Committee makes its recommendations to the Board of Directors on actions involving the Named Executive Officers and selected members of senior management. The Compensation Committee met seven times in 2001.

Compensation Philosophy. The Committee reviewed executive management compensation programs during 2001. It utilized peer group benchmarking to ensure that competitive compensation levels and elements were incorporated in the Company’s programs. The Committee believes that the current programs are competitive with those of its peer group companies and that they satisfy the objectives established by the Committee. The peer group used for such benchmarking consists of the nine companies that comprise the peer group companies included in the stock performance chart.

We believe the compensation plan allows for:

•	Improvement in the value of the business enterprise;

•	Promotion of long term effective management by focusing on improving net operating profit after taxes (NOPAT) and reducing underperforming assets;

•	Encouraging improvement in earnings before interest, taxes, depreciation and amortization (EBITDA); and

•	Straightforward, definitive plan designs that balance risk and reward and tie compensation to growth in value.

As a result of the Company’s filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code, the Committee determined that in order to incentivize certain key personnel to remain employed with the Company, it would implement a Retention Incentive Plan. In structuring the compensation levels under the Retention Incentive Plan, the Committee, with the assistance of an executive compensation consultant, evaluated similar plans adopted by other companies that had filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as a result of their asbestos liabilities.

Factors Considered in Determining Compensation. The Committee believes that the compensation of the Company’s executives should be competitive in the worldwide automobile parts industry and with other major U.S. companies of similar size. Each year, the Committee reviews reports from an outside executive compensation consultant on the Company’s compensation program for executives. The reports discuss all aspects of compensation as well as how the Company’s programs compare with those of its peer group companies. Based on these reports, its own review of various elements of the program, and its assessment of the skills, experience, and achievements of individual executives, the Committee sets the annual compensation levels for the Company’s executives.

Types of Compensation. There are two elements to the total compensation program for executives. The Company’s outside executive compensation consultant assists in determining the appropriateness of both elements.

•	Annual Cash Compensation. This includes base salary and an annual incentive compensation bonus; and

•
Long-term Compensation. This includes a combination of non-qualified stock options and other long-term incentive awards based on common stock and cash performance unit awards that pay out as a result of the long-term financial performance of the individual and the Company.

Base Salary. The base salaries for executives are determined with reference to corporate and individual performance for the previous year, internal relativity and market conditions, including pay at peer group companies. Performance appraisals are conducted on an annual basis for all members of executive management. Assessment of individual performance includes consideration of a person’s impact on the financial performance of the Company as well as judgment, creativity, effectiveness in developing subordinates in a diverse organization, and contributions to improvement in the quality of the Company’s products, customer service and operations. As noted above, the Committee uses the survey conducted by the executive compensation consultant to benchmark for reasonableness and competitiveness of base salaries. No merit increases were awarded to executives for 2002.

Annual Incentive Compensation. Annual incentive compensation for 2001 was paid to executives and senior managers in accordance with two critical measures: Economic Value Added (“EVA”), which is calculated as the Company’s net operating profit less the cost of capital; and progress made toward realizing cost savings associated with implementing six global initiatives for systematic cost reduction, which were developed by senior management. For 2001 incentive payments, which were paid in March 2002, the calculated annual incentive award was reduced based on the Chief Executive Officer’s review of business results.

Long-Term Incentive Compensation. Although stock options are an important component of the Company’s performance-based compensation, as a result of the Company’s voluntary filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code, the Company suspended the issuance of stock options in 2001. For 2002, based upon the recommendation of the Company’s executive compensation consultant, the second element in this area was modified. The long-term incentive program established under the terms of the 1997 Amended and Restated Long Term Incentive Plan provides an incentive to increase net operating income after taxes and reduce non-performing assets under a metric called Total Business Return (“TBR”). Under this long-term incentive program, performance units are awarded to individuals based upon their ability to influence the Company’s ability to achieve a total business return greater than its average cost of capital for the measurement period.

Retention Compensation. The Company designed and implemented the Retention Incentive Plan to encourage senior management, key operations personnel and key engineering and finance staff to remain employed with the Company. The Committee believes the Retention Incentive Plan was critical in light of the Company’s filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Plan provides for retention compensation to be paid in early 2003 to participants who remain employed with the Company until the end of 2002. On January 25, 2002, the U.S. Bankruptcy Court for the District of Delaware approved the Retention Incentive Plan.

Deductibility of Executive Compensation. The Company anticipates that any compensation paid under the Company’s annual incentive compensation plan and any compensation deemed paid by it in connection with the exercise of non-qualified options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. In circumstances it deems appropriate, the Committee has approved compensation, the deductibility of which is limited under Section 162(m).

Chief Executive Officer Compensation. Mr. Miller assumed the position of Chairman of the Board, Chief Executive Officer and President of the Company on September 19, 2000 and resigned the positions of Chief Executive Officer and President when Messrs. Macher and McClure joined the Company on January 10, 2001. Mr. Miller’s compensation was comprised of salary at an annualized rate of $750,000 as the Chief Executive Officer, and a retainer equal to $37,500 for each quarter during which he served as the non-executive Chairman of the Board. Mr. Miller served as Chairman of the Board until September 30, 2001.

The terms of Mr. Macher’s employment agreement are set forth on page 11. In accordance with that agreement, Mr. Macher was paid at a base compensation level of $1,000,000 in 2001. In addition, he received a $1,250,000 signing bonus and an annual bonus of $1,000,000 in accordance with the terms of his agreement. Mr. Macher received no long term incentive award in 2001, and his base salary remains unchanged from 2001. Mr. Macher’s 2002 annual incentive compensation target is 100% of base salary. Payment is conditional upon achieving Company-wide EBITDA targets as well as safety and quality goals. The Compensation Committee will determine Mr. Macher’s annual incentive compensation based on its assessment of the Company’s achievement of these targets. Any payment due Mr. Macher under the Long Term Incentive Plan will be reduced on a dollar-for-dollar basis, up to 100%, by any payments Mr. Macher receives under the Retention Incentive Plan.

THE COMPENSATION COMMITTEE

John J. Fannon, Chairman Paul S. Lewis
Robert S. Miller, Jr. John C. Pope Geoffrey H. Whalen

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and considered the compatibility of the provision of non-audit services with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent auditors with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the Company’s independent accountants for 2002.

THE AUDIT COMMITTEE

John C. Pope, Chairman Paul S. Lewis
Jane L. Warner Geoffrey H. Whalen

STOCK PERFORMANCE CHART

The following performance graph compares the cumulative total shareholder return on the Company’s common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Company’s peer group for the years 1997 through 2001.

The graph is constructed on the assumption that $100 was invested on December 31, 1996 in each of the Company, the S&P 500 Index, and the common stock of the peer group companies.*

Comparison of Five-Year Cumulative Total Return

Fiscal Years Ended December 31

Company Name/Index	1996	1997	1998	1999	2000	2001
Federal-Mogul	100	186.92	275.32	93.15	10.72	3.66
S&P 500 Index	100	133.36	171.48	207.56	188.66	166.24
Peer Group	100	114.88	114.75	89.74	70.45	90.63

* The peer group has been constructed by the Company as the industry index for purposes of the performance graph and is composed of nine companies used by the Company in 2001 to benchmark compensation of its executive officers. The peer group consists of: Borg Warner Automotive, Dana Corp., Hayes Lemmerz International, Inc., Johnson Controls, Inc., Lear Corp., Magna International, Tenneco Automotive, Inc., Tower Automotive, Inc. and TRW, Inc.

Directors’ and Officers’ Ownership of Stock

The following table shows the amount of common stock, stock units and Series C ESOP Stock beneficially owned by the Company’s directors, the Named Executive Officers, and the directors and officers as a group, as of March 28, 2002. The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. No one Named Executive Officer owns 1% of the Company’s outstanding stock, and in the aggregate, all directors and executive officers of the Company as a group own less than 1% of the Company’s outstanding stock.

Name	Beneficial Ownership(1)		Percent of Class

John J. Fannon	32,436	(2)	*

Paul S. Lewis	19,237	(3)	*

G. Michael Lynch	24,364	(4)	*

Frank E. Macher	2,069	(5)	*

Charles G. McClure	6,886	(6)	*

Robert S. Miller, Jr.	118,537	(7)	*

John C. Pope	26,891	(8)	*

Wilhelm A. Schmelzer	117,275	(9)	*

Jane L. Warner	3,000		*

Geoffrey H. Whalen	18,237	(10)	*

James J. Zamoyski	78,238	(11)	*

All directors and executive officers as a group (20 persons)	623,570		*

*	Represents less than 1% of the outstanding common stock.
(1)
Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table. For executive officers, the numbers include Series C ESOP shares held in the Company’s Salaried Employee Investment Plan (“SEIP”) with respect to which participants have voting power but no investment rights.

(2)	Includes (i) 1,298 shares and 1,235 stock units owned directly and (ii) 29,903 options, which are fully vested.
(3)	Includes (i) 2,000 shares and 237 stock units owned directly and (ii) 17,000 stock options, which are fully vested.
(4)
Includes (i) 1,215 shares owned directly; (ii) 20,000 restricted shares, which will vest 100% on June 15, 2003; (iii) 3,101 shares in the Company’s SEIP; and (iv) 48 shares of the Company’s Series C ESOP Stock.

(5)	All shares are in the Company’s SEIP.
(6)	Includes (i) 4,000 shares in a trust and (ii) 2,886 shares in the Company’s SEIP.
(7)	Includes (i) 2,000 shares and 1,235 stock units owned directly and (ii) 115,302 stock options, which are fully vested.
(8)	Includes (i) 5,700 shares and 1,235 stock units owned directly; (ii) 400 shares owned jointly with his wife; and (iii) 19,556 options, which are fully vested.
(9)
Includes (i) 11,431 shares owned in a revocable trust, of which Mr. Schmelzer is trustee; (ii) 1,413 shares owned jointly with his wife; (iii) 2,230 shares in the Company’s SEIP; (iv) 101,576 options which are fully vested; and (v) 625 shares of the Company’s Series C ESOP Stock.

(10)	Includes (i) 1,000 shares and 237 stock units owned directly and (ii) 17,000 options, which are fully vested.
(11)
Includes 1,000 shares owned directly; (ii) 501 shares owned in a revocable trust, of which Mr. Zamoyski is trustee; (iii) 9,237 shares owned in a revocable trust in which his wife is trustee; (iv) 6,560 shares in the Company’s SEIP; (v) 59,906 options which are fully vested; and (vi) 1,034 shares of the Company’s Series C ESOP Stock.

Ownership of Stock By Principal Owners

To the best of the Company’s knowledge and based on public reports filed with the Securities and Exchange Commission, the following table represents the beneficial owners of five percent or more of the outstanding shares of the Company’s common stock as of February 14, 2002.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

State Street Bank and Trust Company(1) 225 Franklin Street Boston, MA 02110	11,822,334	14.7%

Dimensional Fund Advisors Inc.(2) 1229 Ocean Avenue, 11th Floor Santa Monica, CA 90401	4,962,600	6.2%

(1)	Represents shares held in trust under the Company’s 401(k) Plans.
(2)
Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities described that are owned by the Funds. All securities reported in this schedule are owned by the Funds.

PROPOSAL II.

APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends that the shareholders ratify the Board’s appointment of Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the year 2002. The firm has conducted the audits for the Company for many years. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as independent accountants for the year 2002.

Fees Paid To Our Accountants

Audit Fees

The total fees paid to Ernst & Young LLP by the Company for its audit of the Company’s 2001 financial statements and for its review of the financial statements in the Company’s reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K were approximately $2,014,000.

Financial Information Systems Design and Implementation Fees

The Company did not pay any fees to Ernst & Young LLP in 2001 for financial information systems design and implementation services.

All Other Fees

Total fees of approximately $2,566,000 were paid to Ernst & Young LLP by the Company for audit related services, including international statutory audits, audits of separate financial statements for domestic subsidiaries, employee benefit plan audits and other services.

The total fees paid to Ernst & Young LLP for all other services were approximately $8,218,000. Such other services principally include tax-related planning and compliance services.

Other Information

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the accompanying proxy confers discretionary authority on the holders of the proxies with respect to voting on those matters, unless the Company received prior notice of the matter, as provided below under “Shareholder Proposals”.

The Company will pay all expenses in connection with the solicitation of proxies. The Company will reimburse brokers, custodians, nominees and fiduciaries for their expenses in mailing proxy materials. In addition to solicitation by mail, officers and other employees of the Company may also solicit proxies in person or by telephone, without additional compensation.

Shareholder Proposals

In order for a shareholder proposal or nomination to be properly presented at the Company’s 2003 Annual Meeting of Shareholders (the “2003 Annual Meeting”), the shareholder proponent must comply with the relevant notice requirements contained in the Company’s By-laws. These requirements relate to both the timing and content of the notice. To be timely, a shareholder proposal or nomination intended to be brought before the 2003 Annual Meeting must be received by the Company during the period on or after February 4, 2003 and on or prior to March 1, 2003. In order for a shareholder’s proposal or nomination to be considered, it must include all of the information that the Company would be required to disclose regarding the proposal or nomination in its Proxy Statement. All proposals and nominations should be directed to the Secretary of the Company, 26555 Northwestern Highway, Southfield, Michigan 48034.

In addition, any shareholder proposal or nomination that is intended to be included in the Company’s Proxy Statement for the 2003 Annual Meeting must comply with certain rules and regulations of the Securities and Exchange Commission. The deadline for submitting any such proposal or nomination to the Company for inclusion in its Proxy Statement for the 2003 Annual Meeting is December 16, 2002.

By Order of the Board of Directors,

David M. Sherbin
Vice President, Deputy General Counsel and Secretary

APPENDIX A

FEDERAL–MOGUL CORPORATION

AUDIT COMMITTEE CHARTER

Section 1.  Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent, within the meaning of the New York Stock Exchange’s listing standards, of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise as required by the New York Stock Exchange’s listing standards.

Section 2.  Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to encourage free and open communication among the committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Section 3.  Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The board and audit committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee is responsible for ensuring that the independent auditor submits, in accordance with the requirements of the Independence Standards Board, a formal written statement delineating all relationships between the auditor and the Company. The committee shall

A-1

discuss with the auditors their independence from management and the Company, including the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of the provision of non-audit services with the maintenance of the auditors’ independence. The committee shall recommend that the Board of Directors take appropriate action in response to the information provided by the independent auditors in order to satisfy itself of such auditors’ independence. Additional actions taken by the Company to ensure the independence of the Company’s independent auditors shall include, without limitation, prohibiting the engagement of the independent auditors to perform non-financial consulting work such as IT consulting and internal audit outsourcing. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

Federal-Mogul Corporation
World Headquarters

26555 Northwestern Highway
Southfield, Michigan 48034

FEDERAL-MOGUL CORPORATION ANNUAL MEETING TO BE HELD ON 05/15/02	FEDERAL-MOGUL CORPORATION
FOR HOLDERS AS OF 03/28/02 * ISSUER CONFIRMATION COPY – INFO ONLY *	05/15/02
2 ITEM(S) SHARE(S)

17	1-0001	THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

313549107
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DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 1- 01-J.J. FANNON, 02-P.S. LEWIS, 03-F.E. MACHER, 04-C.G. MCCLURE, 05-R.S. MILLER, JR., 06-J.C. POPE, 07-J.L. WARNER, 08-G.H. WHALEN	0010100			FOR ALL NOMINEES WITHHOLD ALL NOMINEES WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

			FOR	AGAINST	ABSTAIN
2- RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.	-------->>> FOR --->>> 0010200	2
*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF			DO DO FOR DO DO DO FOR DO DO DO FOR DO DO DO FOR DO DO	NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT	USE USE ABSTAIN USE USE USE ABSTAIN USE USE USE ABSTAIN USE USE USE ABSTAIN USE USE

X
1

313549107

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

[LOGO]

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH)

FEDERAL-MOGUL CORPORATION
ATTN: DAVID M. SHERBIN
26555 NORTHWESTERN HIGHWAY
SOUTHFIELD, MI 48034

HOUSEHOLDING ELECTION
HH)   Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.
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18 1-1001 P49655				FEDERAL-MOGUL CORPORATION 05/15/02
PLEASE RETAIN FOR YOUR RECORDS

HOUSEHOLDING ELECTION	FOR	AGAINST	ABSTAIN
This notice is appearing in this mailing on behalf of your Broker or Bank. In December 2000, the Securities and Exchange Commission enacted a new rule that allows multiple shareowners residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as “Householding.” Please note that if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:
•    The Issuer agrees to have its documents Householded,
•    You agree to or do not object to the Householding of your materials,
•    You have the same last name and exact address as another shareowner(s),
•    Consistency with your Broker or Bank’s practices.
If all of these conditions are met, and Securities and Exchange Commission regulations allow, your household will receive a single copy of proxy and information statements, annual reports and prospectuses.

The HOUSEHOLDING ELECTION (HH), which appears on the accompanying voting form, is not an issuer proposal. If you wish to participate in Householding, please indicate “FOR” on the enclosed Voting Instruction Form and Householding will begin immediately. If you do not wish to participate in the Householding of investor communications, please indicate “AGAINST.” Your affirmative or implied consent to Household will remain in effect until you revoke it by calling the telephone number listed in the HOUSEHOLDING ELECTION paragraph. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation.
	DO DO DO FOR DO DO DO FOR DO DO DO FOR DO DO DO FOR DO DO DO	NOT NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT NOT AGAINST NOT NOT NOT	USE USE USE ABSTAIN USE USE USE ABSTAIN USE USE USE ABSTAIN USE USE USE ABSTAIN USE USE USE

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51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH)

FEDERAL-MOGUL CORPORATION
ATTN: DAVID M. SHERBIN
26555 NORTHWESTERN HIGHWAY
SOUTHFIELD, MI 48034

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